Exhibit 23.1

Chisholm                                         533 West 2600 South, Suite 25
  Bierwolf &                                     Bountiful, Utah 84010
    Nilson, LLC                                  Phone: (801) 292-8756
Certified Public Accountants                     Fax: (801) 292-8809
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                 CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated March 1, 2006, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2/A) pre-effective amendment No.2 of View Systems, Inc. for the fiscal year ended December 31, 2005 and 2004.



/s/ CHISHOLM, BIERWOLF & NILSON

Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
April 28, 2006